UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

KRAIG BIOCRAFT LABORATORIES, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming		83-0459707
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

120 N. Washington Square, Suite 805, Lansing, Michigan	48933
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(517) 336-0807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 20, 2010, Kim Thompson, President and Chief Executive Officer of Kraig Biocraft Laboratories, Inc.,(the “Company”), concluded that the previously issued financial statements for the three month periods ended March 31, 2009, June 30, 2009, and September 30, 2009 and for the fiscal years ended December 31, 2008 and December 31, 2009 should no longer be relied upon because the Company did not (i) account for a derivative liability associated with the CEO’s employment agreement and/or (ii) reflect in its statement of operations and its cash flow statements any increase or decrease of the derivative liability associated with the CEO’s employment agreement from the prior period. Specifically, in October 2008 the CEO’s employment agreement was amended to give the CEO the option to convert his past due salary into shares of common stock at a variable rate based on the fair value of the stock.  The Company informed its independent auditor, Webb & Company, P.A., of the matters disclosed above.

The above mentioned financials should no longer be relied upon because the Company did not properly account for derivative liability associated with Mr. Thompson for his accrued salary.

ITEM 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of business acquired:

None

(d)   Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAIG BIOCRAFT LABORATORIES, INC.

Date: May 25, 2010	By:	/s/ Kim Thompson
Kim Thompson
Chief Executive Officer